SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                      FIRST TRUST EXCHANGE-TRADED FUND VI
           ---------------------------------------------------------

             (Exact name of registrant as specified in its charter)

              MASSACHUSETTS                           See Exhibit 1
----------------------------------------  ------------------------------------
(State of Incorporation or Organization)  (I.R.S. Employer Identification No.)


 120 East Liberty Drive, Suite 400, Wheaton, Illinois            60187
------------------------------------------------------     -----------------
       (Address of Principal Executive Offices)                (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

          TITLE OF EACH CLASS                 NAME OF EACH EXCHANGE ON WHICH
          TO BE SO REGISTERED                 EACH CLASS IS TO BE REGISTERED

 Common Shares of Beneficial Interest,          The NASDAQ Stock Market LLC
       $.01 par value per share,
                   of
      First Trust Nasdaq Bank ETF

 Common Shares of Beneficial Interest,          The NASDAQ Stock Market LLC
       $.01 par value per share,
                   of
 First Trust Nasdaq Food & Beverage ETF

 Common Shares of Beneficial Interest,          The NASDAQ Stock Market LLC
       $.01 par value per share,
                   of
    First Trust Nasdaq Oil & Gas ETF

          TITLE OF EACH CLASS                 NAME OF EACH EXCHANGE ON WHICH
          TO BE SO REGISTERED                 EACH CLASS IS TO BE REGISTERED

 Common Shares of Beneficial Interest,          The NASDAQ Stock Market LLC
       $.01 par value per share,
                   of
 First Trust Nasdaq Pharmaceuticals ETF

 Common Shares of Beneficial Interest,          The NASDAQ Stock Market LLC
       $.01 par value per share,
                   of
     First Trust Nasdaq Retail ETF

 Common Shares of Beneficial Interest,          The NASDAQ Stock Market LLC
       $.01 par value per share,
                   of
  First Trust Nasdaq Semiconductor ETF

 Common Shares of Beneficial Interest,          The NASDAQ Stock Market LLC
       $.01 par value per share,
                   of
 First Trust Nasdaq Transportation ETF


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.--[X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.--[ ]

Securities Act registration statement file number to which this form relates:
333-182308.

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
--------------------------------------------------------------------------------
                      TITLE OF EACH CLASS TO BE REGISTERED

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

      The securities to be registered hereunder are common shares of beneficial interest, $.01 par value per share (the "Shares") of the First Trust Nasdaq Bank ETF, First Trust Nasdaq Food & Beverage ETF, First Trust Nasdaq Oil & Gas ETF, First Trust Nasdaq Pharmaceuticals ETF, First Trust Nasdaq Retail ETF, First Trust Nasdaq Semiconductor ETF and First Trust Nasdaq Transportation ETF (the "Funds"), each a series of the First Trust Exchange-Traded Fund VI (the "Registrant"). An application for listing of the Shares of the Funds has been filed with and approved by The NASDAQ Stock Market LLC. A description of the Shares is contained in the Preliminary Prospectus, which is a part of the Registration Statement on Form N-1A (Registration Nos. 333-182308 and 811-22717), filed with the Securities and Exchange Commission on August 30, 2016. Such description is incorporated by reference herein.

ITEM 2. EXHIBITS

      Pursuant to the "Instruction as to Exhibits" of Form 8-A, no exhibits are filed herewith or incorporated by reference.

                                   SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      FIRST TRUST EXCHANGE-TRADED FUND VII



                                      By: /s/ W. Scott Jardine
                                          -------------------------------------
                                          W. Scott Jardine, Secretary

September 20, 2016

                                   Exhibit 1

----------------------------------------------------------  --------------------
                                                              I.R.S. EMPLOYER
                           FUND                              IDENTIFICATION NO.
----------------------------------------------------------  --------------------
               First Trust Nasdaq Bank ETF                       61-1787510
----------------------------------------------------------  --------------------
          First Trust Nasdaq Food & Beverage ETF                 61-1787684
----------------------------------------------------------  --------------------
             First Trust Nasdaq Oil & Gas ETF                    61-1787479
----------------------------------------------------------  --------------------
          First Trust Nasdaq Pharmaceuticals ETF                 61-1788539
----------------------------------------------------------  --------------------
              First Trust Nasdaq Retail ETF                      35-2556809
----------------------------------------------------------  --------------------
           First Trust Nasdaq Semiconductor ETF                  30-0930366
----------------------------------------------------------  --------------------
          First Trust Nasdaq Transportation ETF                  61-1788149
----------------------------------------------------------  --------------------